Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

METAVANTE TECHNOLOGIES, INC.

ARTICLE 1. OFFICES

1.1. Principal and Other Offices. The principal office of Metavante Technologies, Inc., a Wisconsin corporation (the “Corporation”), shall be located at any place either within or outside the State of Wisconsin as shall be designated in the Corporation’s most recent annual report filed with the Wisconsin Department of Financial Institutions. The executive offices of the Corporation shall be located at its principal office. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.2. Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law (the “WBCL”) to be maintained in the State of Wisconsin may be, but need not be, the same as any of its places of business within the State of Wisconsin. The registered office may be changed from time to time as provided in Section 180.0502 of the WBCL or any successor thereto.

ARTICLE 2. SHAREHOLDERS

2.1. Annual Meeting. The annual meeting of shareholders shall be held on the fourth Wednesday in the month of April in each year at 10 A.M., or at such other time and/or date as shall be fixed by the Secretary of the Corporation or the Board of Directors, for the purposes of electing directors and for the transaction of such other business as may have been properly brought before the meeting in compliance with the provisions of Section 2.5 of the By-laws. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding Business Day.

2.2. Special Meetings.

(a) Except as otherwise provided by the WBCL and subject to the rights of the holders of any class or series of capital stock having a preference over the common stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by the Chief Executive Officer or the President of the Corporation pursuant to a resolution approved by not less than a majority of the Board of Directors and shall be called by the Board of Directors upon the demand, in accordance with this Section 2.2, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.

(b) In order that the Corporation may determine the shareholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand

Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary of the Corporation, the Demand Record Date shall be the 10th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary of the Corporation. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth the following information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made: (i) the name and address, as they appear on the Corporation’s books, of such shareholder(s) and the beneficial owner or owners, if any, (ii) a representation that the shareholder is a shareholder of record and will remain such through the record date for the meeting and that the shareholder intends to appear in person or by proxy at such meeting, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder(s) and the beneficial owner or owners and (iv) such other information regarding each proposal made by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission with respect to such proposals.

(c) In order for a shareholder or shareholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, must be delivered to the Corporation. To be valid, each written demand by a shareholder for a special meeting shall (i) set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 2.2), (ii) shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), (iii) shall bear the date of signature of each such shareholder (or proxy or other representative), (iv) shall set forth the following information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made: (A) the name and address, as they appear on the Corporation’s books, of such shareholder(s) and the beneficial owner or owners, if any, and (B) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder(s) and the beneficial owner or owners, and (v) shall be sent to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary of the Corporation within 70 days after the Demand Record Date.

(d) The Corporation shall not be required to call a special meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2.2, the Secretary of the Corporation receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the following meanings:

(1) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2) “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Exchange Act.

(3) “Person” means any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(4) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(5) “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(6) “Soliciting Shareholder” shall mean, with respect to any special meeting demanded by a shareholder or shareholders, each of the following Persons:

(i) if the number of shareholders signing the demand or demands for a meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2.2 is 10 or fewer, each Person signing any such demand; or

(ii) if the number of shareholders signing the demand or demands for a meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2.2 is more than 10, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this Section 2.2, had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation).

A “Soliciting Shareholder” shall also mean each Affiliate of a Soliciting Shareholder described in clause (i) or (ii) above who is a member of such Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.2 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.2 from being evaded.

(e) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by the Board of Directors. In the case of any special meeting called by the Board of Directors upon the demand of shareholders (a “Demand Special Meeting”), the date of the Demand Special Meeting shall be not more than 70 days after the record date of such special meeting as determined in accordance with Section 2.7 of these By-laws; provided, that, in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 10:00 a.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any special meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting.

(f) The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary of the Corporation. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of the Corporation of such purported demand and (ii) such date as the independent inspectors certify to the

Corporation that the valid demands received by the Secretary of the Corporation represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting calculated as if the Demand Record Date were the record date for the special meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any shareholder to contest the validity of any demand, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g) For purposes of these By-laws, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

2.3. Place of Meeting. The Board of Directors, Chief Executive Officer or President may designate any place, within or without the State of Wisconsin, as the place of meeting for the annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation. Any meeting adjourned in accordance with these By-laws shall reconvene at any place designated by the chairman of the meeting or by a vote of a majority of the shares represented at the meeting, even if less than a quorum.

2.4. Notice of Meeting. The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting not less than ten nor more than 70 days before the date of the meeting. In the event of any Demand Special Meeting, notice of such meeting shall be sent prior to the later of (x) two days after the record date of such Demand Special Meeting and (y) 30 days after the Delivery Date. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of the meeting shall be given only to those shareholders entitled to vote at the meeting, unless otherwise required by the law. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other forms of wire or wireless communication, by mail or private carrier, or by electronic transmission. Written notice, which includes notice by electronic transmission, to a shareholder shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, with postage prepaid; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication; (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders; or (f) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

2.5. Advance Notice of Shareholder-Proposed Business at Annual Meetings. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 2.4 of these By-laws, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chief Executive Officer or the President, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of such business in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. A shareholder’s notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, and the beneficial owner or owners, if any, on whose behalf the proposal is made, (iii) a representation that the shareholder is a shareholder of record and will remain such through the record date for the meeting and that the shareholder intends to appear in person or by proxy at such meeting to move the consideration of the business set forth in the notice, (iv) the class and number of shares of the Corporation which are beneficially owned by the shareholder and the beneficial owner or owners on whose behalf the proposal is made, and (v) any material interest of the shareholder in such business. In addition, any such shareholders shall be required to provide such further information as may be requested by the Corporation in order to comply with federal securities laws, rules and regulations.

Notwithstanding anything contained in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.5; provided, however, that nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.6. Procedure for Nomination of Directors. Only persons nominated in accordance with the following procedures shall be eligible for election as directors, except as may otherwise be provided by the terms of the Corporation’s Restated Articles of Incorporation (the “Articles”) with respect to the rights of holders of any class or series of preferred stock to elect directors under specified circumstances. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any shareholder of the Corporation entitled to vote for election of directors at the meeting who complies with the notice procedures set forth in this Section 2.6.

Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or persons appointed by the Board shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s request to nominate a person for election to the Board of Directors, together with the written consent of such person to serve as a director, must be received by the Secretary of the Corporation not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, such shareholder’s notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements and understandings between the shareholder or beneficial owner or owners on whose behalf the nomination is made and each proposed nominee and any person or persons (naming such person or persons) pursuant to which the intended nomination or nominations are to be made by the shareholder, and (v) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act; and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made, (ii) a representation that the shareholder is a shareholder of record and will remain such through the record date for the meeting and that the shareholder intends to appear in person or by proxy at such meeting to make the nomination(s) set forth in the notice, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder and the beneficial owner or owners on whose behalf the nomination is made. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein and in the Articles. The chairman of any meeting of shareholders shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Articles and these By-laws; and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination(s) shall be disregarded.

2.7. Fixing of Record Date. For the purpose of determining any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive any distribution or dividend from the Corporation, or in order to determine those shareholders entitled to take any other action authorized by these By-laws or the WBCL, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In the case of any Demand Special Meeting, (i) the record date for such special meeting shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the record date of such special meeting within 30 days after the Delivery Date, then the close of business on such 30th day shall be the record date for such special meeting, and the shareholders of record on such record date shall be the shareholders entitled to notice of and to vote at the meeting. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a dividend or any other distribution, the record date for determination of such shareholders shall be at the close of business on:

(a) with respect to an annual shareholders’ meeting or any special shareholders’ meeting called by the Board of Directors or any person specifically authorized by these By-laws to call a meeting, the day before the first notice is given to shareholders;

(b) with respect to the payment of a dividend, the date the Board of Directors authorizes the dividend; and

(c) with respect to any other distribution to shareholders, other than one involving a repurchase or reacquisition of shares, the date the Board of Directors authorizes the distribution.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.8. Shareholders’ List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholder list shall be available for inspection by any shareholder beginning two Business Days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, or his or her agent or attorney, is entitled, on written demand, to inspect and to copy the list during regular business hours and at his or her expense, during the period it is available for inspection, provided the shareholder, or his or her agent or attorney, demonstrates to the satisfaction of the Corporation he or she satisfies the requirements of the WBCL. The Corporation shall make the shareholders’ list available at the meeting and shall be subject to the inspection of any shareholder, or his or her agent or attorney, during the time of the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at such meeting.

2.9. Quorum; Votes. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the WBCL provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the Articles or the WBCL provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the WBCL requires a greater number of affirmative votes provided, however, that unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.10. Proxies. At all meetings of shareholders, a shareholder entitled to vote may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder or the shareholder’s authorized officer, director, employee, agent, or attorney-in-fact may use any of the following means to appoint a proxy:

(a) In writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

(b) By transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy.

(c) By any other means permitted by the WBCL.

Such proxy shall be filed with the Secretary of the Corporation, in the form of a signed appointment form or an electronic transmission of the appointment, before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

2.11. Voting Shares Owned by the Corporation. Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting of shareholders and shall not be considered in determining whether a quorum exists or for any other purpose relating to the voting of shares. Notwithstanding the foregoing, shares held by the Corporation in a fiduciary capacity are outstanding shares and may be voted and shall be considered in any such determination.

2.12. Shares in the Name of Another Corporation or a Trustee. Shares issued in the name of another corporation may be voted by the president of such corporation, or any other officer or proxy appointed by such president in the absence of express written notice to the Corporation of the designation of some other person by the board of directors or by-laws of such other corporation. Shares in the name of a trustee shall be voted in the manner designated by a majority of the trustees or their proxy unless a greater concurrence of trustees is required by the trust, of which the Corporation shall have actual notice.

2.13. Adjournments/Postponement. An annual or special meeting of shareholders may be adjourned by a vote of a majority of the shares represented at the meeting entitled to vote in the election of directors, even if less than a quorum, or by the chairman of the annual or special meeting of the shareholders; provided, however, that an adjourned Demand Special Meeting shall be reconvened on or before the 100th day following the Delivery Date. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting. A quorum will be deemed present if a quorum of shares was represented at the initial meeting and any business that could be conducted at the initial meeting may be considered at the adjourned meeting. A meeting may be adjourned at any time, including after action on one or more matters, and for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes; provided, however, that an adjourned Demand Special Meeting shall be reconvened on or before the 100th day following the Delivery Date. Notice is not required for an adjourned meeting if the date, time and place of the adjournment are announced at the meeting before adjournment. If a new record date for an adjourned meeting is fixed, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. Only those shares entitled to vote at the initial meeting will be entitled to vote at the adjourned meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting or special meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date.

2.14. Polling. In the discretion of the chairman of an annual or special meeting of shareholders, polls may be closed at any time after commencement of the meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the chairman may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the chairman declares otherwise. At the discretion of the chairman, the polls may remain open after adjournment of a meeting for not more than 72 hours for the purpose of collecting proxies and counting votes. All votes submitted prior to the announcement of the results of the balloting shall be valid and counted. The results of balloting shall be final and binding after announcement of such results.

2.15 Chairman of Meetings. The Chairman of the Board or, in his or her absence or inability or refusal to act, the Chief Executive Officer shall preside at all meetings of the shareholders.

ARTICLE 3. BOARD OF DIRECTORS

3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles.

3.2. Number, Tenure and Qualifications. As provided for in the Articles, the number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles applicable thereto) shall not be less than three directors, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the directors then in office. A director shall hold office until the next annual meeting of shareholders and until his or her successor shall be duly elected and shall qualify. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation. No person shall be eligible to be elected a director at any meeting of shareholders held on or after the date he or she attains age seventy-two (72). The Board of Directors, at its discretion, may waive the age limitation or establish a greater age from time to time.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles applicable thereto. During the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Section 3.2.

3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice, immediately after and at the same place as the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary or a majority of the members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Wisconsin as the place for holding any special meeting of the Board of Directors called by them.

3.5. Notice. Notice of meetings of the Board of Directors may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication or by mail or private carrier. Notice of meetings, except the regular annual meeting or additional regular meetings as provided in Section 3.3, shall be given at least 48 hours prior to the time set for the meeting if communicated orally or by telegraph, teletype, facsimile, other form of wire or wireless communication or by electronic transmission, and at least 5 days prior to the date set for the meeting if communicated by any other means. Written notice, which includes notice by electronic transmission, shall be deemed effective and given on the earlier of: (a) when received; (b) 2 days after the date it is deposited in the United States mail, with postage prepaid, when addressed to the director at an address designated by him or her to receive such notice or, in the absence of such designation, at his or her business or home address as they appear in the Corporation’s records; (c) the date and time sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication when sent to the director at a location designated by the director to receive such notice or, in the absence of such designation, at his or her business or home as those locations appear in the Corporation’s records; (d) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the director at an address designated by him or her to receive such notice or, in the absence of such designation, at his or her business or home address as it appears in the Corporation’s records; or (e) when electronically transmitted. Oral notice shall be deemed effective when communicated. Whenever any notice whatever is required to be given to any director of the Corporation under these By-laws, the Articles or under the provisions of any statute, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to timely notice. A director’s attendance at, or participation in, a meeting waives any required notice unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

3.6. Quorum; Votes. A majority of the number of directors specified in or fixed in accordance with Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The affirmative vote of a majority of directors present shall be the act of the Board of Directors, or a committee of the Board of Directors created under Section 3.11, unless the Articles or these By-laws require the vote of a greater number of directors.

3.7. Removal and Resignation. Exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles applicable thereto, no director of the Corporation may be removed from office except for “Cause” and by the affirmative vote of a majority of the votes entitled to be cast by all outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Section 3.7, the term “Cause” shall mean solely malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of the Corporation. A director may resign at any time by delivering written notice to the Board of Directors, Chairman of the Board or to the Corporation.

3.8. Vacancies. Any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and if there are no directors then in office by vote of the shareholders. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the size of the Board of Directors, shall hold office until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify. Notwithstanding the foregoing, any vacancy in a director position elected by the holders of one or more series of preferred stock, voting separately as a series, shall be filled by vote of such shareholders.

3.9. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors or otherwise, or may delegate such authority to an appropriate committee.

3.10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; or (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure promptly after receiving the minutes. Such right to dissent shall not apply to a director who voted in favor of such action.

3.11. Committees. The Board of Directors may designate one or more committees, each committee to consist of two or more directors elected by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee and such alternate member may take the place of any absent member or members at any meeting of such committee upon request of the Chairman of the Board or upon request of the chairman of such meeting. Unless limited by the Articles, each committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee’s assigned responsibilities or which the Board of Directors otherwise specifically confers upon such committee; provided, however, that no committee of the Board may do any of the following:

(a) approve or propose to shareholders action that the WBCL requires be approved by shareholders; or

(b) adopt, amend, or repeal these By-laws.

3.12. Informal Action Without Meeting. Any action required or permitted by the Articles or these By-laws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation.

3.13. Telephonic Meetings. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication which allows all directors participating to simultaneously hear each other during the meeting. In the case of any such meeting all participating directors must be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.14 Chairman of Meetings. The Board of Directors shall appoint one of its members to serve as the Chairman of the Board. The Chairman of the Board or, in his or her absence or inability or refusal to act, the Chief Executive Officer shall preside at all meetings of the Board of Directors.

ARTICLE 4. OFFICERS

4.1. Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of whom may be designated as Executive Vice President, and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

4.2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

4.3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not in and of itself create contract rights.

4.4. Vacancies. A vacancy in any principal office occurring for any reason shall be filled by the Board of Directors for the unexpired portion of the term as soon as reasonably practicable at the convenience of the Board.

4.5. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business and affairs of the Corporation and its officers. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors. Except as otherwise provided by the WBCL or the Board of Directors, the Chief Executive Officer may authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

4.6. President. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

4.7. Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice Presidents in the order designated at the time of their election (or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

4.8. Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by the WBCL; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent; (e) sign with the Chief Executive Officer, President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (f) in general have all authority and perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, or by the Board of Directors.

4.9. Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall have such authority and perform such duties as shall be assigned to them by the Secretary, the Chief Executive Officer, the President, or the Board of Directors.

4.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of such a committee.

4.11. Voting of Stock in Other Corporations. The Board of Directors by resolution shall from time to time designate one or more persons who shall vote all stock held by this Corporation in any other corporation, banking corporation or banking association. Such resolution may designate such persons in the alternative and may empower them to execute proxies to vote in their stead. Where time permits, however, the manner in which such shares shall be voted shall be determined by the Board of Directors of this Corporation or the appropriate committee thereof while the Board is not in session.

ARTICLE 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1. Certificates for Shares. Subject to the requirements of the WBCL, certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or by facsimile, by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors or the Secretary may prescribe.

5.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

5.3. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the WBCL as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

5.4. Shares Without Certificates. Subject to the requirements of the WBCL, the Board of Directors of the Corporation may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation.

ARTICLE 6. INDEMNIFICATION

6.1. Indemnity of Officers and Directors.

(a) Definitions to Indemnification and Insurance Provisions.

(1) “Director, Officer or Employee” means any of the following: (i) a natural person who, is or was a director, officer or employee of the Corporation; (ii) a natural person who, while a director, officer or employee of the Corporation, is or was serving either pursuant to the Corporation’s specific request or as a result of the nature of such person’s duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee or employee of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise; (iii) a natural person who, while a director, officer or employee of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (iv) unless the context requires otherwise, the estate or personal representative of a director, officer or employee.

(2) “Liability” means the obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a Proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

(3) “Party” means a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

(4) “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent, to have violated the Employee Retirement Income Security Act of 1974, or which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity, to which the Director, Officer or Employee was a party because he or she is a Director, Officer or Employee.

(5) “Expenses” means all reasonable fees, costs, charges, disbursements, attorneys’ fees and any other expenses incurred in connection with the Proceeding.

(b) Indemnification of Officers, Directors and Employees.

(1) The Corporation shall indemnify a Director, Officer or Employee to the extent he or she has been successful on the merits or otherwise in the defense of any Proceeding, for all reasonable Expenses.

(2) In cases not included under subsection (1), the Corporation shall indemnify a Director, Officer or Employee against Liability and Expenses incurred by such person in a Proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owned to the Corporation which constituted:

(i) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer or Employee has a material conflict of interest;

(ii) a violation of criminal law, unless the Director, Officer or Employee had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

(iii) a transaction from which the Director, Officer or Employee derived an improper personal profit; or

(iv) willful misconduct.

(c) Determination that Indemnification is Proper.

(1) Unless provided otherwise by a written agreement between the Director, Officer or Employee and the Corporation, determination of whether indemnification is required under Section (b) shall be made by any method set forth in Section 180.0855 of the WBCL.

(2) A Director, Officer or Employee who seeks indemnification under this section shall make a written request to the Corporation.

As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director, Officer or Employee against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and the Expense for which such Director, Officer or Employee is seeking indemnification, and that the Director, Officer or Employee is hereby deemed to have assigned to the Corporation all such rights and remedies.

(3) Indemnification under subsection (b)(1) shall be made within 10 days of receipt of a written demand for indemnification. Indemnification required under subsection (b)(2) shall be made within 30 days of receipt of a written demand for indemnification.

(4) Indemnification under this section is not required to the extent the Director, Officer or Employee has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.

(5) Within 20 days after receipt of a written request by a Director, Officer or Employee who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director, Officer or Employee provides the Corporation with all of the following:

(i) A written affirmation of his or her good faith belief that he or she is entitled to indemnification under Section 6.1; and

(ii) A written undertaking, executed personally or on his or her behalf, to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Section 6.1(b)(2) is prohibited.

The undertaking under this subsection shall be accepted without reference to the Director’s, Officer’s or Employee’s ability to repay the allowance. The undertaking shall be unsecured or secured, as determined by the Board in its discretion.

(6) The right to indemnification under this Article 6 may be amended only by a subsequent vote of not less than a majority of the votes entitled to be cast by all outstanding shares of capital stock of the Corporation entitled to vote on such matters. Any reduction in the right to indemnification may only be prospective from the date of such vote.

(d) Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director, Officer or Employee against any Liability asserted against or incurred by the individual in any such capacity or arising out of his or her status as such, regardless of whether the Corporation is required or authorized to indemnify or allow Expenses to the individual under this section.

(e) Severability. The provisions of this Article 6 shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy.

6.2. Non-exclusivity.

(a) Except as provided in (b), Section 6.1 does not preclude any additional right to indemnification or allowance of expenses that a Director, Officer or Employee may have under any of the following:

(1) The Articles.

(2) A written agreement between Director, Officer or Employee and the Corporation.

(3) A resolution of the Board of Directors.

(4) A resolution, after notice, adopted by a majority vote of all of the Corporation’s voting shares then issued and outstanding.

(b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a Director, Officer or Employee, or permit a Director, Officer or Employee to retain any allowance of expenses, unless it is determined by or on behalf of the Corporation that the Director, Officer or Employee did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 6.1(b)(2)(i), (ii), (iii), or (iv). A Director, Officer or Employee who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c) Sections 6.1 to 6.4 do not affect the Corporation’s power to pay or reimburse expenses incurred by a Director, Officer or Employee in any of the following circumstances.

(1) As a witness in a proceeding to which he or she is not a party.

(2) As a plaintiff or petitioner in a proceeding because he or she is or was a Director, Officer or Employee of the Corporation.

6.3. Securities Law Claims.

(a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 6.1 to 6.2.

(b) Sections 6.1 to 6.2 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

6.4. Liberal Construction. In order for the Corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers and Employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

ARTICLE 7. AMENDMENT

These By-laws may be amended, altered or repealed, and new By-laws may be enacted, only by the affirmative vote of not less than a majority of the votes entitled to be cast by all outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose or by a vote of not less than a majority of the directors then in office; provided, however, that no By-law hereafter adopted, amended or repealed by the shareholders as provided herein shall thereafter be amended, repealed or readopted by the Board of Directors if the By-law so adopted so provides and provided, further, that any By-law adopted, repealed or amended by the Board of Directors as provided herein shall be subject to reenactment, repeal or amendment by the shareholders acting at any meeting of the shareholders in accordance with the terms hereof.